SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): February 25, 2004

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

Item 9.    Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Nov '03	Dec '03	Jan '04
Process Control	+10	+10 to +15	+10 to +15
Industrial Automation	+10 to +15	+15	+10 to +15
Electronics and Telecom	+15	+15	+15 to +20
HVAC	+15 to +20	+10 to +15	+5 to +10
Appliance and Tools	+5 to +10	+10	+5 to +10
Total Emerson	+10 to +15	+10 to +15	+10 to +15

January ‘04 Order Comments:

Favorable currency exchange rates positively affected January orders approximately 5.5 percent. Underlying orders excluding currency increased slightly compared to the prior month's average in part due to the United States.

Process orders reflect continued growth in Asia and Europe as well as strong growth in systems and solutions, which are longer lead time items.

Industrial Automation orders reflect positive trends in industrial equipment, motors and controls, and power generation (alternators).

Strength in the Electronics and Telecommunications segment was driven by improvements in the OEM business and the systems business.

HVAC orders reflect strength in the U.S. market as well as in Asia.

While orders in the Appliance and Tools segment slowed, the underlying trend excluding currency improved with growth in motors and appliances, tools, and residential storage.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: February 25, 2004	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

3